ONE LIBERTY PROPERTIES, INC.
                               60 CUTTER MILL ROAD
                                    Suite 303
                           Great Neck, New York 11021
                                   -----------

                  Notice of 1999 Annual Meeting of Stockholders

                                   -----------

                             Wednesday, June 9, 1999
                             9:00 a.m., Eastern Time
                                    Suite 303
                               60 Cutter Mill Road
                              Great Neck, NY 11021


                                     AGENDA

         1. To elect two Directors to hold office for a term expiring in 2002.

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1999.

         3. To transact any other business properly brought before the meeting.

         Holders of record at the close of business on April 16, 1999 will be entitled to vote at the meeting and any adjournment thereof.

         To assure that your vote will be counted, please complete, date and sign the enclosed proxy and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Registered holders can also vote by phone by calling 1-800-PROXIES (776-9437). Telephone voting information is provided on the proxy card. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting.

                             By Order of the Board of Directors


                             Mark H. Lundy, Secretary


Dated:  April 26, 1999

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
Questions and Answers About the Meeting                                    2

Proposals to be Voted on                                                   5

     Re-election of Directors                                              5

     Ratification of Ernst & Young LLP as Independent Auditors             5

Board of Directors                                                         6

     Information Concerning Nominees and Directors Continuing in Office    6

     Directors' Meetings; Committees of the Board                          7

     Compliance with Section 16(a) of the Securities Exchange Act of 1934  7

Principal Stockholders                                                     8

Security Ownership of Directors and Officers                               9

Executive Compensation                                                     10

     Report of the Board of Directors on Executive Compensation            10

     Summary Compensation Table                                            12

     Stock Option Information                                              12

Certain Relationships and Related Transactions                             15

Performance Graph                                                          16

Additional Information                                                     16

                                ABOUT THE MEETING

Q:  What is the purpose of the Annual Meeting?

     A: At the Company's Annual Meeting, stockholders will vote on the matters listed in the accompanying notice of meeting, namely the re-election of two directors (Messrs. Rose and Biederman), the ratification of the appointment of the Company's independent auditors (Ernst & Young LLP), and such other matters as may properly come before the meeting.
------------------------------------------------------------------------

Q:  Who is entitled to vote?

     A: The Company is mailing this Proxy Statement on or about April 26, 1999 to its stockholders of record on April 16, 1999. Stockholders as of the close of business on the record date (April 16, 1999) are entitled to vote their shares of Common Stock and $16.50 Cumulative Convertible Preferred Stock held on that date. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Preferred Stock is entitled to one-half vote. The Common Stock and Preferred Stock (collectively the "Voting Stock") will vote together as a single class. As of April 16, 1999, there were outstanding and entitled to vote at the meeting 2,956,146 shares of Common Stock and 806,376 shares of Preferred Stock.
------------------------------------------------------------------------

Q:  How do I vote?

A: If you complete, sign and date the accompanying proxy card and return it in the prepaid envelope, your shares will be voted confidentially and according to your instructions. If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxy in favor of the two proposals. The proxy of a stockholder who is a participant in the Company's Dividend Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant in the manner indicated on the proxy card. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437). Telephone voting information is provided on the proxy card. If you do vote by telephone, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

If a stockholder wishes to name as a proxy someone other than the proxies named on the proxy card, he, she or it may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to the Company or American Stock Transfer and Trust Company.
------------------------------------------------------------------------

Q:  What does it mean if I get more than one proxy card?

     A: It indicates that your shares are registered differently and are held in more than one account. You should complete, sign, date and return all proxy cards so that all of your shares are voted. We encourage you to have as many accounts as possible registered in the same name and address. You may do this by calling our transfer agent, American Stock Transfer and Trust Company at (800) 937-5449.
------------------------------------------------------------------------

Q:  Who will count the vote?

     A: Representatives of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.
------------------------------------------------------------------------

Q:  Can I revoke my proxy before it is exercised?

     A: A stockholder who holds stock in his, her or its name may revoke a proxy with a later dated, properly executed proxy or written revocation delivered to the Company's Secretary at any time before the polls for the meeting are closed. The proxy holders' powers may also be suspended if you attend the meeting and notify the Secretary at the meeting that you would like to change your vote or vote in person. A stockholder who holds stock in a brokerage account must contact the broker and comply with the broker's procedures if he, she or it wants to revoke or change the instructions that the stockholder returned to the broker. Attendance at the meeting will not automatically revoke a previously granted proxy.
------------------------------------------------------------------------

Q:  What constitutes a quorum?

A: A quorum is the presence in person or by proxy of stockholders holding a majority of the voting power of the Company. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as a vote against the proposal. Broker non-votes will be included for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote.
------------------------------------------------------------------------

Q:  How many votes does it take to approve the items to be voted upon?

A: Directors are elected by the affirmative vote of a plurality of the voting power of the Company present at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the two director nominees will be elected if they receive a majority of the votes cast for directors. The affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the meeting is needed to ratify the appointment of Ernst & Young LLP.
------------------------------------------------------------------------

Q:  Who is soliciting my vote and who pays the cost?

     A: The Company is soliciting votes for the meeting and is paying the entire cost of the solicitation, including preparing and mailing this Proxy Statement. The Company will reimburse banks, brokerage firms, custodians nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of shares of Common Stock and Preferred Stock. Proxies may also be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation.
------------------------------------------------------------------------

Q:  When are stockholder proposals due for the year 2000 Annual Meeting?

A: If a stockholder wants a proposal to be included in the Company's Proxy Statement for the year 2000 Annual Meeting of stockholders, the proposal, in writing and addressed to the Company's Secretary, must be received by the
Company no later than December 28, 1999. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement in accordance with applicable regulations governing the solicitation of proxies.
------------------------------------------------------------------------

Q:  What other information about One Liberty is available?

A: The Company's stockholders can call (516) 466-3100 or write to the Company at 60 Cutter Mill Road, Great Neck, NY 11021, Attention: Secretary to request a copy of our Annual Report on Form 10-K. This and other important information about the Company is also available on the Company's web site which can be accessed at www.1liberty.com. The Company's Annual Report to Stockholders accompanies this Proxy Statement.

                            PROPOSALS TO BE VOTED ON

Re-Election Of Directors

     The number of directors is currently established at five directors divided into three classes. Each class is elected to serve a three year term and classes are elected on a staggered basis. The Board of Directors proposes that Marshall Rose and Charles Biederman, both of whom are currently serving as directors, be re-elected for a new term of three years and until their successors are duly elected and qualified. Biographical information for each of the nominees is provided on page 4.

     It is not contemplated that either of the nominees will be unable to stand for election. Should either nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board of Directors.

     If any director is unable to serve his full term, the Board, by majority vote of the directors then in office, may designate a substitute. The director chosen by the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been elected expires.

     The affirmative vote of a plurality of the voting power of the Company present in person or represented by proxy at the 1999 Annual Meeting is required for the election of each nominee for director. Unless otherwise specified, the proxies received will be voted for the election of the listed nominees.

Ratification Of Ernst & Young LLP As Independent Auditors

     The Board of Directors has appointed Ernst & Young LLP as the independent auditors to examine the accounts of the Company for the 1999 fiscal year. Ernst & Young LLP and its predecessors have been serving the Company in this capacity for nine years. A member of Ernst & Young LLP is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.

     The Board of Directors recommends that stockholders vote for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999. In the event that ratification of the Board of Director's selection of auditors is not approved by the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the meeting, the selection of independent auditors will be reconsidered by the Board of Directors.

                                 BOARD OF DIRECTORS

         The following table sets forth certain information, as to the nominees for director and directors whose terms will continue after the Annual Meeting.

                                 Principal Occupation For The Past
Name and Age                     Five Years and other Directorships
------------                     ----------------------------------

Class 2 - Nominees for election to class serving until the 2002 Annual Meeting

Marshall Rose              Director of the Company since June 1989;
62 Years                   Real estate consultant;  Trustee of BRT Realty Trust;
                           President of Georgetown Equities, Inc.; Director of
                           Estee Lauder, Inc.; Director of Golden Book Family
                           Entertainment , Inc.

Charles Biederman          Director of the Company since June 1989; Real estate
                           65 Years developer; Vice Chairman of Sunstone Hotel
                           Investors, Inc.

Class 1 - To continue in office until the 2000 Annual Meeting

Fredric H. Gould           Chairman of the Board of the Company since June 1989;
63 Years                   General Partner of Gould  Investors L.P., a limited
                           partnership engaged in real estate ownership, and an executive officer and Chairman of Georgetown
                           Partners, Inc., the managing general partner of Gould
                           Investors L.P.; Chairman of the Board and  Chief
                           Executive Officer of BRT Realty Trust and President and director of REIT Management Corp., advisor to BRT
                           Realty Trust; Director of Sunstone Hotel Investors,
                           Inc.; Director of East Group Properties, Inc.

Arthur Hurand              Director of the Company since June 1989; Private
82 years                   investor; Trustee of BRT Realty Trust.

Class 3 - To continue in office until the 2001 Annual Meeting

Joseph A. Amato            Director of the Company since June 1989; Real estate
62 Years                   developer; Managing partner of the Kent Companies.

Directors' Meetings; Committees of the Board

         The Company's Board of Directors generally holds quarterly meetings. When appropriate, directors take action by unanimous consent. In 1998 the Board of Directors held four meetings and transacted business on one occasion by unanimous consent. Each director of the Company attended all of the meetings of the Board of Directors of the Company during 1998 except that each of Messrs. Amato and Rose was not in attendance at one of the meetings. Each independent non-employee director was paid an annual retainer of $10,000 for services as a director in 1998.

         Messrs. Arthur Hurand, Charles Biederman and Joseph A. Amato constitute the Company's Audit and Compensation Committee. The Audit and Compensation Committee reviews the Company's annual financial statements, the adequacy of accounting and financial controls, the Company's real estate investment trust status and the selection and services of the Company's independent auditors. It also is responsible for setting and administering the policies which govern compensation for executive officers and for administering all aspects of the Company's Stock Option Plan. The committee held one meeting in 1998.

         The Company does not have a nominating committee or any committee performing similar functions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the Company's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission
("SEC") and the American Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares and files the requisite forms on behalf of its executive officers and directors. Based on a review of information supplied to the Company by its executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with in 1998 except as herein noted. Although a Form 4 for October, 1998 reflecting the purchase of 100 shares of Common Stock by Simeon Brinberg, a Vice President of the Company, was filed in a timely fashion with the American Stock Exchange, it was not forwarded to the SEC for filing due to inadvertence. A Form 5 reflecting the transaction was filed with the SEC on April 16, 1999 (approximately five months late) when the failure to forward the Form 4 to the SEC was discovered. In addition, Gould Investors L.P., which owns in excess of 10% of the Company's shares, filed an amendment in April 1999 to the Form 4 filed in September 1998 to decrease by 44 shares the number of shares distributed by Gould Investors L.P. to its partners. The lesser number of shares distributed was a result of payments made by Gould Investors L.P. to its partners for fractional shares.

                             PRINCIPAL STOCKHOLDERS

         The table below indicates those persons whom management believes to be beneficial owners of more than 5% of the voting power of the Company. The information is based in part on reports filed with the Company and the Securities Exchange Commission as of April 16, 1999 in accordance with Section 13(g) of the Securities Exchange Act of 1934, as amended.

                           NUMBER OF SHARES OF        PERCENT OF
                          COMMON STOCK/PREFERRED    COMMON STOCK/    PERCENT OF
NAME AND ADDRESS         STOCK BENEFICIALLY OWNED  PREFERRED STOCK  VOTING POWER
----------------         ------------------------  ---------------  ------------

Gould Investors L.P. (1)
60 Cutter Mill Road
Great Neck, NY  11021            958,705/0             32.1/0           28.3

Fredric H. Gould (1) (2) (4)
60 Cutter Mill Road
Great Neck, NY  11021         1,289,296/7,500          43.2/*           38.2

Matthew Gould (1) (3) (4)
60 Cutter Mill Road
Great Neck, NY  11021         1,058,696/8,900         35.5/1.1          31.4

P. Oppenheimer Investment
Partnership L.P. and
Oppenheimer Close, Inc.
119 West 57th Street
New York, NY  10011            256,000/6,000           8.7/*            7.7

* Less than 1%
-------------
(1) Fredric H. Gould is general partner of Gould Investors L.P. and he and Matthew Gould are executive officers of the corporate managing general partner of Gould Investors L.P.

(2) Includes 183,067 shares of Common Stock owned directly, 958,705 shares of Common Stock owned by Gould Investors L.P. and 144,149 owned by entities and trusts over which Mr. Gould has sole or shared voting and dispositive power. Does not include 36,430 shares of Common Stock and 2,800 shares of Preferred stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(3) Includes 87,181 shares of Common Stock owned directly, 8,685 shares of Common Stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest), and 958,705 shares of Common Stock owned by Gould Investors L.P. With respect to the Preferred Stock, 2,200 shares are owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest). Does not include 2,236 shares of Common stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(4) Includes all currently exercisable options and options which are exercisable within 60 days.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table shows the Common Stock and Preferred Stock ownership of the Company's directors, the executive officers named in the Summary Compensation Table and the directors and executive officers of the Company as a group as of April 16, 1999.


                                      Common Stock              Preferred Stock           Exercisable          Percent
NAME                                  Owned (1) (2)                  Owned                  Options        of Voting Power
----                                  -------------           -------------------        -------------     ---------------

Joseph A. Amato                               219                     0                         0                 *
Charles L. Biederman                        5,000                     0                         0                 *
Fredric H. Gould (1) (2)                1,285,921                 7,500                     3,375           38.2(5)
Matthew Gould (1) (3)                   1,054,571                 8,900                     4,125           31.4(5)
Arthur Hurand                              33,793                     0                         0                 *
Marshall Rose (4)                         159,369                     0                         0               4.7
Directors and officers as a group       1,754,850                34,752                    29,125           53.2(5)
(13 individuals)

* Less than 1%
------------
(1) Fredric H. Gould is a general partner of Gould Investors L.P. and he and Matthew Gould are executive officers of the corporate managing general partner of Gould Investors L.P. Gould Investors L.P. owns 958,705 shares of Common Stock of the Company.

(2) Includes 183,067 shares of Common Stock owned directly, 958,705 shares of Common Stock owned by Gould Investors L.P. and 144,149 shares of Common Stock owned by entities and trusts over which Mr. Gould has sole or shared voting and dispositive power. Does not include 36,430 shares of Common Stock and 2,800 shares of Preferred stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(3) Includes 87,181 shares of Common Stock owned directly, 8,685 shares of Common Stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest) and 958,705 shares of Common Stock owned by Gould Investors L.P. With respect to the Preferred Stock, 2,200 shares are owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest). Does not include 2,236 shares of Common Stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(4) Includes 23,748 shares of Common Stock owned directly and 135,621 shares of Common Stock owned by entities and trusts over which Mr. Rose has sole or shared voting and dispositive power.

(5) Includes all currently exercisable options and options which are exercisable within 60 days.

                             EXECUTIVE COMPENSATION

Report of the Board of Directors on Executive Compensation

         The Audit and Compensation Committee ("Committee") is composed of three independent non-employee directors. The Committee is responsible for advising management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, and also is responsible for administration of the Company's stock option plans.

         In 1998 the only officer who was compensated directly by the Company was Matthew J. Gould, President and Chief Executive Officer ("CEO"). Other officers of the Company were on the payroll of Gould Investors L.P. (or other affiliated entities) and pursuant to a shared services arrangement between the Company, Gould and other affiliated entities, payroll expenses were allocated to the Company based on the time devoted by the executive to the affairs of the Company in comparison to the time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the Company was $116,369 in the aggregate in 1998, excluding the CEO, and did not exceed $100,000 as to any executive officer other than the CEO.

Compensation of Chief Executive Officer

         In determining the CEO's compensation the Committee considers the services rendered and to be rendered by the CEO, and takes into account the scope of the Company's business. The determination of the CEO's compensation is subjective.

         For 1998 the Committee determined to compensate the CEO at a base annual salary of $147,500. The Compensation Committee, at the request of the CEO, did not authorize a bonus for the CEO for 1998, although the Committee was of the opinion that the quality of the CEO's services and the increased business activities of the Company would indicate the appropriateness of a bonus and were it not for the CEO's specific request a bonus would have been authorized.

Compensation Overview

         The Compensation Committee has determined that the annual compensation of executive officers (presently only the Chief Executive Officer is being compensated directly by the Company) will be composed of two elements: (i) an annual base salary and annual bonus; and (ii) a long term component made up of stock options.

Annual Component: Base Salary and Bonus

         Base salaries are determined based upon comparables in the real estate investment trust community. The determination by the Compensation Committee of base compensation is subjective in nature and is not based on any structured formula. In determining compensation, in addition to looking at compensation arrangements in the industry, the Committee takes into account the diligence and expertise which the executive officer demonstrates in managing the business affairs of the Company. Among other things the Compensation Committee will examine the asset size of the Company, growth in the Company's asset base, gross revenues, operating income, funds from operations, cash distributions paid to common stockholders and the market price of the Company's Common Stock. None of these factors individually will be determinative, but the Committee will examine all of these measures to arrive at the base annual compensation of the executive officers.

         With respect to annual bonuses, the determination by the Compensation Committee is subjective in nature and is not based on any structured plan or formula. The Committee will analyze the Company's progress and success in each year taking into consideration, among other things, success of the property acquisition program, revenues and the increase thereof, net income, funds from operations, cash distributions to common stockholders and market price and will determine the appropriateness and amount of a bonus, if any. The Committee has determined to propose to the Board for 1999 an overall bonus plan for executive officers of the Company.

Long Term Compensation: Stock Options

         Stock options are granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the Company's shares of Common Stock over a number of years. Under the Company's stock option plans, options are granted at an exercise price equal to the fair market value of the Common Stock of the Company on the date of grant and are exercisable over a number of years (generally five), in increments of 25% per year on a cumulative basis. Stock options are the only form of long term incentive currently used by the Company.

         Since the Compensation Committee believes that the grant of options is a valuable tool in providing incentive to executive officers (as well as to employees) for the creation of shareholder value, options are granted annually.

                                    Respectfully submitted,

                                    Board of Directors

                                    Joseph A. Amato
                                    Charles Biederman
                                    Arthur Hurand

Summary Compensation Table

            The following summary compensation table includes information with respect to compensation paid and accrued by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996 for the Chief Executive Officer of the Company. No executive officer of the Company other than the Chief Executive Officer, received, directly or indirectly, annual compensation in 1998, 1997 or 1996 in excess of $100,000.



                                      Annual Compensation                        Long Term
                                      -------------------                        ---------
                                                                                Compensation
                                                                                ------------
                                                               Other
                                                               Annual               Stock
Name and Principal                                             Compen-             Options/            All Other
    Position           Year           Salary $    Bonus $      sation $(1)         Shares (#)     Compensation (1) (2)
------------------    ------         ---------   --------     ------------       -------------    --------------------

Matthew J. Gould      1998           $147,500      $  0           -                4,500                 10,114
  President and       1997            140,000         0           -                6,000                  9,600
  Chief Executive     1996            132,000         0           -                    -                 10,578


---------------

(1) The only type of Other Annual Compensation for the Chief Executive Officer was reimbursement to REIT Management Corp., an affiliated entity, for an allocated portion of pension expense paid for the Chief Executive Officer.

(2) Represents the amount reimbursed by the Company to an affiliated entity for an allocated portion of the pension expense paid for the Chief Executive Officer.

Stock Option Information

The Company's directors adopted a stock option plan on October 16, 1989 covering 110,000 shares ("1989 Plan") and a stock option plan on December 6, 1996 covering 125,000 shares ("1996 Plan"). Both plans were approved by stockholders. Options are granted at per share exercise prices at least equal to the fair market value on the date of grant. Neither the 1989 Plan or the 1996 Plan provides for stock appreciation rights.

Options Granted in 1998


            The following table sets forth information concerning the grant of stock options in 1998 to the Company's Chairman of the Board and President and Chief Executive Officer.


                                                Individual Grants(1)


                                                                                                    Potential Realizable
                                               % of Total                                             Value at Assumed
                                                 Options                                            Annual Rates of Stock
                                                 Granted         Exercise or                        Price Appreciation For
                           Options             to Employees      Base Price                            Option Term (2)
Name                       Granted (1)        in Fiscal Year       ($/sh)         Expiration Date        5%          10%
----                       -----------        --------------       ------         ---------------       ----        ----

Fredric H. Gould            4,500                   11%           $14.50              3/21/03          $3,263      $6,525
Matthew J. Gould            4,500                   11%           $14.50              3/21/03          $3,263      $6,525

(1) Options were granted on March 23, 1998.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible appreciation of the Company's stock price. These numbers do not take into account certain provisions of the options providing for termination of the options following termination of employment, non-transferability or phased-in vesting. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.


Stock Options Exercised and Fiscal Year End Option Values in 1998

No options were exercised in 1998. The following table sets forth the number and value of unexercised options held by the Company's Chairman of the Board and President and Chief Executive Officer at December 31, 1998:



                                                          Number of Securities         Value of Unexercised
                                                         Underlying Unexercised        In-the-Money Options
                                                       Options at Fiscal Year End      at Fiscal Year End (1)
                             Shares                    --------------------------      ----------------------
                            Acquired         Value
Name                       on Exercise     Realized    Exercisable  Unexercisable    Exercisable    Unexercisable
----                       -----------   -----------   -----------  -------------    -----------    -------------
Fredric H. Gould                -              -         3,375         5,625               -             -
Matthew J. Gould                -              -         4,125         6,375               -             -
-----------

 (1) Based on the closing price on December 31, 1998, which was $12 3/8 per share, all unexercised options were out-of-the money at fiscal year end.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The following relationships should be noted: Fredric H. Gould, Chairman of the Board of the Company, is Chairman of the Board of BRT Realty Trust, ("BRT"), a General Partner of Gould Investors L.P. ("Gould") and an executive officer and sole shareholder of Georgetown Partners, Inc., ("Georgetown"), managing general partner of Gould. Matthew J. Gould, President and Chief Executive Officer of the Company, is a Vice President of BRT and President of the managing general partner of Gould and Jeffrey A. Gould, a Vice President of the Company, is President of BRT and Vice President of the managing general partner of Gould. In addition, David W. Kalish, Simeon Brinberg, Israel Rosenzweig and Mark H. Lundy, executive officers of the Company, are executive officers of BRT and executive officers of the managing general partner of Gould. Marshall Rose and Arthur Hurand are directors of the Company and trustees of BRT.

           The Company and related entities, including Gould, occupy common office space and use certain personnel (accounting, bookkeeping, secretarial) in common. In 1998, $202,088 of common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services, were allocated to the Company. This amount includes $41,567, $8,087 and $26,643, allocated to the Company for legal services and accounting services (a portion of which was capitalized) performed by Simeon Brinberg and Mark H. Lundy and David W. Kalish, respectively. The allocation of common general and administrative expenses is computed on a quarterly basis and is based on the time devoted by executive, administrative and clerical personnel to the affairs of each participating entity. In addition, in 1998 $65,299 was paid to Brinberg & Lundy, a law firm in which Messrs. Brinberg and Lundy are partners, for services rendered in the acquisition of properties and in connection with the Company's rights offering to Stockholders. The fees paid to Brinberg & Lundy were no greater than fees which would have been paid to unaffiliated persons for comparable services.

                  On July 30, 1993, as a result of a public auction, the FDIC sold to an entity related to the Company, for a consideration of $19,000,300 a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by an office building located in Manhattan, New York. The office building which secured this mortgage is owned by a partnership in which Gould is the general partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which included closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. On September 16, 1998 the Company received a payoff in full of this mortgage in the amount of $7,582,163, $2,080,918 of which represented the unamortized balance of the discount (which the Company realized as interest income). The largest aggregate amount outstanding on this indebtedness during 1998 was $7,974.030.

                                PERFORMANCE GRAPH

The following graph assumes $100.00 was invested on December 31, 1993 in the Company's Common Stock, the S&P 500 Stock Index, and two peer group indexes consisting of publicly traded hybrid REIT's and publicly traded equity REIT's. The cumulative total shareholder return is computed assuming reinvestment of dividends.





















                             ADDITIONAL INFORMATION

As of the date of this Proxy Statement, the Company does not know of any business that will be presented for consideration at the Annual Meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, N.Y.                         By order of the Board of Directors
April 26, 1999                           Mark H. Lundy, Secretary

                          ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 PREFERRED STOCK

         The undersigned hereby appoints FREDRIC H. GOULD, MATTHEW J. GOULD AND MARK H. LUNDY, As Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of $16.50 Cumulative Convertible Preferred Stock of One Liberty Properties, Inc. held of record by the undersigned on April 16, 1999 at the Annual Meeting of Stockholders to be held on June 9, 1999 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)
-----------------------------------------------------------------------

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS              _________

                      1. Election of two Class 2 Directors
                      / /  FOR THE NOMINEE   / /   WITHHOLD AUTHORITY TO VOTE
                                                   FOR NOMINEE
                      Nominees: Marshall Rose, Charles Biederman
                      / /      INSTRUCTIONS:  To withhold  authority  to vote
                      for a nominee, place an "X" in the withhold authority box and strike a line through the nominee's name.

For Against Abstain   2. Appointment of Ernst & Young LLP as independent
                      auditors for the year ending  December 31, 1999
/ /  / /     / /

                      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the number directed hereby by the undersigned stockholder.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE:

                              Dated:
                                        --------------------------------, 1999

                                      ------------------------------------ L.S.

                                      ------------------------------------ L.S.

                                (NOTE: PLEASE SIGN EXACTLY, AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES,ETC. SHOULD INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS. ALL SHOULD SIGN.)

                          ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  COMMON STOCK

         The undersigned hereby appoints FREDRIC H. GOULD, MATTHEW J. GOULD AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 16, 1999 at the Annual Meeting of Stockholders to be held on June 9, 1999 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)
-----------------------------------------------------------------------

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS              _________

                     1. Election of two Class 2 Directors
                        / /  FOR THE NOMINEE  / /  WITHHOLD AUTHORITY TO
                                                   VOTE FOR NOMINEE
                        Nominees:  Marshall Rose and Charles Biederman
                        INSTRUCTIONS: To withhold authority to vote for a nominee, place an "X" in the withhold authority box and strike a line through the nominee's name.

For Against Abstain 2.  Appointment of Ernst & Young LLP as independent auditors for the year ending  December 31, 1999.
/ /   / /     / /

                    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the number directed hereby by the undersigned stockholder.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE:

                          Dated:
                                  ---------------------------------, 1999

                                  --------------------------------- L.S.

                                  --------------------------------- L.S.

                           (NOTE: PLEASE SIGN EXACTLY, AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE WHEN SIGNING, GIVING FULL TITLE
                           AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS. ALL SHOULD SIGN.)